Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3A (as amended) of our report dated November 15, 2019, relating to the consolidated financial statements of Color Star Technology Co., Ltd and Subsidiaries (formerly known as Huitao Technology Co., Ltd.) included in its Annual report on Form 20-F for the fiscal years ended June 30, 2019 and 2018, filed with the Securities and Exchange Commission on November 15, 2019.

We also consent to the reference to us under the heading “Experts” in this Form F-3A.

/s/ Wei, Wei & Co., LLP

Flushing, New York

July 9, 2020